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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-A

               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or 12(g) of the
                        Securities Exchange Act of 1934

                        ENVIRONMENTAL SAFEGUARDS, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                   Nevada                                     87-0429198
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   (State of Incorporation or Organization)                (I.R.S. Employer
                                                          Identification No.)


 2600 West Loop South, Suite 445, Houston, Texas               77054
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    (Address of Principal Executive Offices)                 (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class               Name of Each Exchange on Which
       to be so Registered               Each Class is to be Registered
       -------------------               ------------------------------
                 N/A                               N/A

   If this Form relates to the            If this Form relates to the
   registration of a class of debt        registration of a class of debt
   securities and is effective upon       securities and is to become effective
   filing pursuant to General             simultaneously with the effective-
   Instruction A(c)(1) please             ness of a concurrent registration
   check the following box.  [ ]          statement under the Securities
                                          Act of 1933 pursuant to General
                                          Instruction A(c)(2) please check
                                          the following box. [ ]


Securities to be registered pursuant to Section 12(g) of the Act:

                    Common stock, par value $0.001 per share
                    ----------------------------------------
                                (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered.

         This information is incorporated by reference to the section "DESCRIPTION OF SECURITIES" on page 37 of the Company's Registration Statement on Form SB-2 (No. 333-15025) filed on October 29, 1996 with the Securities and Exchange Commission, as amended.


Item 2.  Exhibits.

         The Articles of Incorporation, Bylaws and Specimen Common Stock certificate filed as exhibits to the above-referenced Registration Statement, as amended, are hereby incorporated by reference thereto.
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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in Houston, Texas, on this the 9th day of January, 1997.


                                  ENVIRONMENTAL SAFEGUARDS,INC.


                                  By:    /s/ James S. Percell
                                     -------------------------------------------
                                          JAMES S. PERCELL
                                          President and Chief Executive Officer